UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2009

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland		20874
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

On August 4, 2009, Optelecom-NKF, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended June 30, 2009.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Section 5 —  Corporate Governance and Management

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2009, the Board of Directors of the Company increased the size of the Board by two directors and elected Sandra K. Bushue and John J. Marcello to serve as directors.  As a result of the elections of Ms. Bushue and Mr. Marcello, the Board of Directors of the Company consists of a majority of independent directors as required under the Nasdaq marketplace rules.  The Board of Directors has not determined committee assignments for Ms. Bushue and Mr. Marcello at this time.  A copy of the press release announcing the elections of Ms. Bushue and Mr. Marcello is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

Exhibit 99.1            Press Release of Optelecom-NKF, Inc., dated August 4, 2009.

Exhibit 99.2            Press Release of Optelecom-NKF, Inc., dated August 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

		By:	/s/ Edmund Ludwig
Edmund Ludwig
Chief Executive Officer

Date:	August 4, 2009

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

OPTELECOM-NKF, INC.

EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Press Release of Optelecom-NKF, Inc., dated August 4, 2009.

99.2	Press Release of Optelecom-NKF, Inc., dated August 3, 2009.